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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


WE CONSENT TO THE INCORPORATION BY REFERENCE IN REGISTRATION STATEMENT NO. 333-72738 OF JCC HOLDING COMPANY ON FORM S-8 OF OUR REPORT DATED FEBRUARY 22, 2002, (WHICH REPORT EXPRESSES AN UNQUALIFIED OPINION AND INCLUDES AN EMPHASIS PARAGRAPH RELATED TO THE CONFIRMED PLAN OF REORGANIZATION WHICH BECAME EFFECTIVE IN MARCH 2001), APPEARING IN THIS ANNUAL REPORT ON FORM 10-K OF JCC HOLDING COMPANY FOR THE YEAR ENDED DECEMBER 31, 2001.



/s/  DELOITTE & TOUCHE LLP

NEW ORLEANS, LOUISIANA
MARCH 12, 2002